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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  MARCH 29, 2000

                                  UNICOMP, INC.
             (Exact name of registrant as specified in its charter)

                         COMMISSION FILE NUMBER: 0-15671

          COLORADO                                      84-1023666
(State or other jurisdiction of              (IRS Employer Identification No.)
 incorporation or organization)

                          1850 PARKWAY PLACE, SUITE 925
                             MARIETTA, GEORGIA 30067
           (Address of principal executive offices including zip code)


REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (770) 424-3684


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ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

a. Effective March 23, 2000, UniComp, Inc. (the "Company") replaced its independent auditors, Arthur Andersen L.L.P. ("Arthur Andersen") with BDO Seidman, LLP ("BDO Seidman"). Arthur Andersen's report on UniComp's financial statements for the fiscal years ended February 28, 1998 and 1999, contained no adverse opinions or a disclaimer of opinions, and was not qualified or modified as to uncertainty, audit scope, or accounting principles. The decision to change accountants was approved by the Company's Board of Directors.

         During the fiscal years ended February 28, 1998 and 1999, there were no disagreements between the Company and Arthur Andersen on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Arthur Andersen, would have caused it to make a reference to the subject matter of the disagreement(s) in connection with its reports.

         None of the "reportable events" described in Item 304 (a)(1)(v) of Regulation S-K occurred with respect to the Company during the fiscal years ended February 28, 1998 and 1999.

         The Company has requested Arthur Andersen furnish it with a letter addressed to the Securities and Exchange Commission stating whether it agrees with the above statements. A copy of such letter dated, March 27, 2000, is filed as Exhibit 16.1 to this Form 8-K.

b. Effective March 23, 2000, the Company engaged BDO Seidman as its independent auditor for the fiscal year ended February 29, 2000. During the fiscal years ended February 28, 1998 and 1999 and the subsequent interim period to the date hereof, the Company did not consult BDO Seidman regarding any of the matters or events set forth in Item 304
         (a)(2)(I) and (ii) of Regulation S-K.


Exhibits

Exhibit Number          Description
16.1                    Letter of Arthur Andersen LLP re: Changes
                        in Public Accountants




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                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15 (d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

UNICOMP, INC.

/s/ Hugh Moore                         MARCH 29, 2000
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Hugh Moore                             Date
Vice President of Finance
Principal Accounting Officer


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